EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Lara Ramsey, President and CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6250 lramsey@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Three and Six Months Ended June 30, 2026

BLACKSBURG, VA., July 23, 2026 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations through the second quarter of 2026. The Company reported net income of $10.01 million or $1.57 per diluted common share for the six months ended June 30, 2026. This compares with net income of $5.53 million or $0.87 per diluted common share for the six months ended June 30, 2025. For the three month period ended June 30, 2026, the Company reported net income of $5.03 million or $0.79 per diluted common share. This compares with net income for the three month period ended June 30, 2025 of $2.29 million or $0.36 per diluted common share. National Bankshares, Inc. ended June 30, 2026 with total assets of $1.83 billion.

Lara E. Ramsey, President and CEO, commented, "We are pleased to report our second quarter results, with net income significantly improved from the same period last year. Notably, during the second quarter of 2026, we sold our stake in a community-bank insurance consortium and invested the proceeds in restructuring a portion of the securities portfolio to enhance profitability in the near and medium term. In the second half of 2026 and beyond, we continue to focus on building market share, especially through our recent expansions, while optimizing our products, technology, and training to deliver a top-notch personalized banking experience and outstanding shareholder value."

Comparability

The Company made minor reclassifications during the current period. Prior periods are presented on a comparable basis.

Highlights

Gain on Sale of Equity Investment

During the second quarter of 2026, the Company recorded a gain of $6.57 million on the sale of its membership interest (held by the Company's subsidiary, National Bankshares Financial Services, Inc.) in Bearing Insurance Group, LLC.

Securities Portfolio Repositioning

Also during the second quarter, the Company completed a strategic repositioning of a portion of its securities available-for-sale portfolio. The Company sold agency securities with a total amortized cost of $110.69 million and mortgage-backed securities with a total amortized cost of $21.18 million. The securities sold had a weighted average yield of 1.80%. Following the sale, the Company purchased mortgage-backed securities, designated available-for-sale, with a total amortized cost of $127.33 million and a weighted average yield of 5.26%. The sale of securities resulted in a pre-tax loss of $6.55 million, which the Company expects to recover with improved earnings over approximately 1.8 years. The repositioning is expected to increase the Company's interest income by $4.25 million annually, adding 12 basis points to the projected net interest margin for 2026 and 24 basis points to the projected 2027 net interest margin.

Net Interest Income

The net interest margin improved when the second quarter of 2026 is compared with the first quarter of 2026 due to reduction in the cost of time deposits. When the second quarter of 2026 is compared with the second quarter of 2025, improvement in net interest margin stemmed from higher yields on loans and taxable securities and lower cost of time deposits and interest bearing deposit accounts. When the six month period ended June 30, 2026 is compared with the same period of 2025, the

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

net interest margin improvement was driven by higher loan and securities yields and lower deposit costs, somewhat offset by lower yield on interest-bearing deposit assets.

Noninterest Income

When the second quarter of 2026 is compared with the first quarter of 2026, service charges on deposit accounts improved due to increased fee income for non-sufficient funds, credit and debit card fees, net, improved due to volume, trust income improved due to estate fee income recorded during the second quarter, and the gain on sale of mortgage loans held for sale improved due to higher volume. Other service charges and fees decreased due to the timing of recognition of safe deposit box income. During the first quarter, the Company recorded an annual bonus commission on insurance business production related to its ownership interest in Bearing Insurance. The Company does not expect that the annual bonus commission will be paid in future years due to the sale of its interest in Bearing Insurance.

When the three and six month periods ended June 30, 2026 are compared with the same periods of 2025, noninterest income increased. Credit and debit card fees, net, increased due to improved terms for interchange fee income associated with the Company's core system conversion in May of 2025, trust income increased due to estate fee income, other income increased primarily due to higher commissions on securities sales and the gain on sale of mortgage loans held for sale improved due to higher volume.

Noninterest Expense

When the second quarter of 2026 is compared with the first quarter of 2026, noninterest expense decreased slightly, primarily due to winter weather-related costs during the first quarter.

When comparing the three and six month periods ended June 30, 2026 with the comparable periods of 2025, total noninterest expense decreased. During 2025, the Company recorded specific expense for the core system conversion, as well as associated marketing and mailing expense included in other noninterest expense. Salaries and employee benefits increased due to higher medical insurance and incentive programs. Occupancy, furniture and fixtures increased due to depreciation and amortization of assets placed into service during 2025 for the new core system and the Company's Roanoke and Lynchburg branch locations. Data processing increased due to various categories. Professional services decreased due to lower legal expense. Other operating expense also decreased due to improvement in the pension non-service benefit.

Securities

The net unrealized loss on securities improved when June 30, 2026 is compared with March 31, 2026 and June 30, 2025, primarily due to the securities portfolio repositioning. Analysis as of June 30, 2026 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
The Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for 21.7% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 20.8% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and strategic deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans and Credit Quality

Loans increased from March 31, 2026 and from June 30, 2025, driven primarily by growth in construction loans. The Company is positioned to continue to make every loan that meets its underwriting standards. Loan metrics continue to reflect low credit risk, with low charge-off and past due levels. The Company recorded a provision for credit losses for the second quarter of 2026, compared with a recovery of credit losses for the first quarter of 2026, reflecting portfolio growth and some softening in certain economic factors. When the six month period ended June 30, 2026 is compared with the same period of 2025, the provision for credit losses decreased due to a lower ACL ratio, determined by the Company's analysis of credit risk factors.

Stockholders’ Equity

The Company paid a semiannual dividend of $0.75 to shareholders on June 1, 2026. Stockholders’ equity increased when June 30, 2026 is compared with March 31, 2026 and June 30, 2025 due to net income and improvement in unrealized losses on available for sale securities, which are reflected, net of tax, in accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not affect regulatory capital ratios. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 28 full-service offices in Southwestern, Western and Central Virginia, and one loan production office in Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30,	March 31,	June 30,
(in thousands, except share and per share data)	2026	2026	2025
Assets
Cash and due from banks	$8,854	$7,976	$9,798
Interest-bearing deposits	45,709	54,177	83,051
Total cash and cash equivalents	54,563	62,153	92,849
Securities available for sale, at fair value	652,660	658,112	590,021
Mortgage loans held for sale	331	608	1,072
Loans:
Real estate construction loans	72,220	53,500	44,529
Consumer real estate loans	330,204	331,110	317,949
Commercial real estate loans	456,181	452,881	494,755
Commercial non real estate loans	49,616	50,736	51,383
Public sector and IDA loans	62,124	62,740	56,347
Consumer non real estate loans	45,067	45,097	46,172
Total loans	1,015,412	996,064	1,011,135
Less: deferred fees and costs	(758)	(674)	(438)
Loans, net of deferred fees and costs	1,014,654	995,390	1,010,697
Less: allowance for credit losses on loans ("ACLL")	(10,047)	(9,739)	(10,422)
Loans, net	1,004,607	985,651	1,000,275
Premises and equipment, net	18,269	18,397	17,829
Accrued interest receivable	7,029	7,001	6,413
Goodwill	10,718	10,718	10,718
Core deposit intangible, net	1,319	1,403	1,671
Bank-owned life insurance ("BOLI")	49,174	48,869	47,958
Other assets	34,030	36,081	37,174
Total assets	$1,832,700	$1,828,993	$1,805,980

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$313,453	$302,844	$306,427
Interest-bearing demand deposits	861,560	866,848	852,405
Savings deposits	139,593	145,134	140,285
Time deposits	314,850	314,938	328,558
Total deposits	1,629,456	1,629,764	1,627,675
Accrued interest payable	1,439	1,600	1,522
Other liabilities	9,574	10,231	8,047
Total liabilities	1,640,469	1,641,595	1,637,244
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,370,620 (including 4,619 unvested) shares at June 30, 2026 6,368,410 (including 5,039 unvested) shares at March 31, 2026, and 6,366,001 (including 5,028 unvested) shares at June 30, 2025	$22,149	$22,086	$21,925
Retained earnings	207,789	207,539	197,223
Accumulated other comprehensive loss, net	(37,707)	(42,227)	(50,412)
Total stockholders' equity	192,231	187,398	168,736
Total liabilities and stockholders' equity	$1,832,700	$1,828,993	$1,805,980

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(in thousands, except share and per share data)	2026	2026	2025
Interest Income
Interest and fees on loans	$14,068	$13,944	$13,494
Interest on federal funds sold	-	-	2
Interest on interest-bearing deposits	605	424	978
Interest on securities – taxable	4,439	4,233	3,725
Interest on securities – nontaxable	342	340	337
Total interest income	19,454	18,941	18,536
Interest Expense
Interest on time deposits	2,541	2,631	3,058
Interest on other deposits	3,856	3,687	4,488
Interest on borrowings	7	-	-
Total interest expense	6,404	6,318	7,546
Net interest income	13,050	12,623	10,990
Provision for (recovery of) credit losses	317	(73)	36
Net interest income after provision for (recovery of) credit losses	12,733	12,696	10,954

Noninterest Income
Service charges on deposit accounts	690	649	734
Other service charges and fees	69	142	73
Credit and debit card fees, net	544	457	366
Trust income	667	584	578
BOLI income	306	301	297
Gain on sale of mortgage loans held for sale	75	19	54
Other income	278	527	177
Gain on sale of equity investment	6,566	-	-
Loss on sale of securities, net	(6,549)	-	-
Total noninterest income	2,646	2,679	2,279

Noninterest Expense
Salaries and employee benefits	5,788	5,834	5,211
Occupancy, furniture and fixtures	838	884	731
Data processing	965	928	617
FDIC assessment	207	207	210
Intangible asset amortization	84	87	95
Franchise taxes	351	350	358
Professional services	358	373	509
Core system conversion expense	-	-	1,977
Other operating expenses	711	665	874
Total noninterest expense	9,302	9,328	10,582
Income before income taxes	6,077	6,047	2,651
Income tax expense	1,048	1,066	362
Net Income	$5,029	$4,981	$2,289
Basic net income per common share	$0.79	$0.78	$0.36
Diluted net income per common share	$0.79	$0.78	$0.36
Weighted average number of common shares outstanding, basic	6,363,920	6,363,371	6,358,917
Weighted average number of common shares outstanding, diluted	6,367,161	6,366,154	6,361,582
Dividends declared per common share	$0.75	$-	$0.73

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Six Months Ended
(in thousands, except share and per share data)	June 30, 2026	June 30, 2025
Interest Income
Interest and fees on loans	$28,012	$26,454
Interest on federal funds sold	-	5
Interest on interest-bearing deposits	1,029	2,017
Interest on securities – taxable	8,672	7,585
Interest on securities – nontaxable	682	673
Total interest income	38,395	36,734
Interest Expense
Interest on time deposits	5,172	6,369
Interest on other deposits	7,543	9,124
Interest on borrowings	7	-
Total interest expense	12,722	15,493
Net interest income	25,673	21,241
Provision for credit losses	244	312
Net interest income after provision for credit losses	25,429	20,929

Noninterest Income
Service charges on deposit accounts	1,339	1,433
Other service charges and fees	211	156
Credit and debit card fees, net	1,001	783
Trust income	1,251	1,157
BOLI income	607	589
Gain on sale of mortgage loans held for sale	94	79
Other income	805	642
Gain on sale of equity investment	6,566	-
Loss on sale of securities, net	(6,549)	-
Total noninterest income	5,325	4,839

Noninterest Expense
Salaries and employee benefits	11,622	10,391
Occupancy, furniture and fixtures	1,722	1,470
Data processing	1,893	1,600
FDIC assessment	414	417
Intangible asset amortization	171	192
Franchise taxes	701	731
Professional services	731	808
Core system conversion expense	-	2,023
Other operating expenses	1,376	1,583
Total noninterest expense	18,630	19,215
Income before income tax expense	12,124	6,553
Income tax expense	2,114	1,028
Net Income	$10,010	$5,525
Basic net income per common share	$1.57	$0.87
Diluted net income per common share	$1.57	$0.87
Weighted average number of common shares outstanding, basic	6,363,647	6,358,665
Weighted average number of common shares outstanding, diluted	6,366,660	6,360,990
Dividends declared per common share	$0.75	$0.73

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended June 30, 2026			Three Months Ended March 31, 2026
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,007,549	$14,226	5.66%	$995,459	$14,110	5.75%
Taxable securities (4)	636,331	4,439	2.80%	640,048	4,233	2.68%
Nontaxable securities (1)(4)	62,388	433	2.78%	62,500	430	2.79%
Interest-bearing deposits	70,878	605	3.42%	51,918	424	3.31%
Total interest-earning assets	$1,777,146	$19,703	4.45%	$1,749,925	$19,197	4.45%
Interest-bearing liabilities:
Interest-bearing demand deposits	$869,047	$3,803	1.76%	$855,206	$3,635	1.72%
Savings deposits	141,382	53	0.15%	144,444	52	0.15%
Time deposits(5)	311,990	2,541	3.27%	315,751	2,631	3.38%
Borrowings	769	7	3.65%	-	-	-
Total interest-bearing liabilities	$1,323,188	$6,404	1.94%	$1,315,401	$6,318	1.95%
Net interest income and interest rate spread		$13,299	2.51%		$12,879	2.50%
Net interest margin			3.00%			2.98%

	Three Months Ended June 30, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,008,401	$13,618	5.42%
Taxable securities (4)	596,497	3,725	2.50%
Nontaxable securities (1)(4)	62,847	426	2.72%
Federal funds sold	197	2	4.07%
Interest-bearing deposits	90,507	978	4.33%
Total interest-earning assets	$1,758,449	$18,749	4.28%
Interest-bearing liabilities:
Interest-bearing demand deposits	$853,516	$4,440	2.09%
Savings deposits	143,470	48	0.13%
Time deposits(5)	330,906	3,058	3.71%
Total interest-bearing liabilities	$1,327,892	$7,546	2.28%
Net interest income and interest rate spread		$11,203	2.00%
Net interest margin			2.56%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $169, $202 and $113 for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively. Also included are net accretion of acquisition discounts of $177, $417 and $363 for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Included in time deposit expense is net amortization of acquisition premiums of $16, $18, and $43 for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.

	Six Months Ended June 30,
	June 30, 2026			June 30, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,001,538	$28,337	5.71%	$1,001,763	$26,696	5.37%
Taxable securities (4)	638,179	8,672	2.74%	605,170	7,585	2.53%
Nontaxable securities (1)(4)	62,444	863	2.79%	62,905	852	2.73%
Federal funds sold	-	-	-	229	5	4.40%
Interest-bearing deposits	61,450	1,029	3.38%	92,458	2,017	4.40%
Total interest-earning assets	$1,763,611	$38,901	4.45%	$1,762,525	$37,155	4.25%
Interest-bearing liabilities:
Interest-bearing demand deposits	$862,165	$7,438	1.74%	$862,213	$9,023	2.11%
Savings deposits	142,904	105	0.15%	143,727	101	0.14%
Time deposits(5)	313,860	5,172	3.32%	336,085	6,369	3.82%
Borrowings	387	7	3.65%	-	-	-
Total interest-bearing liabilities	$1,319,316	$12,722	1.94%	$1,342,025	$15,493	2.33%
Net interest income and interest rate spread		$26,179	2.51%		$21,662	1.92%
Net interest margin			2.99%			2.48%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $371 and $199 for the six months ended June 30, 2026 and June 30, 2025, respectively. Also included are net accretion of acquisition discounts of $594 and $615 for the six months ended June 30, 2026 and June 30, 2025, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Included in time deposit expense is net amortization of acquisition premiums of $34 and $101 for the six months ended June 30, 2026 and June 30, 2025, respectively.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of or for the Three Months Ended
($ in thousands)	June 30,	March 31,	June 30,
	2026	2026	2025
Average Balances
Cash and due from banks	$7,404	$7,353	$12,248
Interest-bearing deposits	70,878	51,918	90,507
Securities available for sale, at fair value	643,444	653,722	591,249
Mortgage loans held for sale	526	145	495
Loans, gross	1,008,521	996,746	1,008,420
Loans, net of deferred fees and costs	1,007,023	995,314	1,007,906
Loans, net of deferred fees and costs and the ACLL	997,323	985,473	997,461
Intangible assets	12,087	12,173	12,447
Total assets	1,841,236	1,819,379	1,815,371

Noninterest-bearing demand deposits	$316,504	$306,202	$307,888
Interest-bearing demand and savings deposits	1,010,429	999,650	996,986
Time deposits	311,990	315,751	330,906
Total deposits	1,638,923	1,621,603	1,635,780
Total stockholders' equity	189,185	185,707	166,971

Financial Ratios
Return on average assets(1)	1.09%	1.08%	0.77%
Return on average equity(1)	10.64%	10.57%	8.37%
Efficiency ratio(2)	58.40%	59.96%	63.83%
Average equity to average assets	10.27%	10.21%	9.20%
Tangible common equity to tangible assets(3)	9.90%	9.65%	8.72%

Allowance for Credit Losses on Loans
Beginning balance	$9,739	$9,892	$10,490
Provision for (recovery of) credit losses	323	(63)	45
Charge-offs	(93)	(183)	(141)
Recoveries	78	93	28
Ending Balance	$10,047	$9,739	$10,422

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,037 as of June 30, 2026, $12,121 as of March 31, 2026 and $12,389 as of June 30, 2025. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of or for the Six Months Ended
($ in thousands)	June 30, 2026	June 30, 2025
Average Balances
Cash and due from banks	$7,378	$12,875
Interest-bearing deposits	61,450	92,458
Securities available for sale, at fair value	648,555	596,989
Mortgage loans held for sale	337	322
Loans, gross	1,002,666	1,002,016
Loans, net of deferred fees and costs	1,001,201	1,001,441
Loans, net of deferred fees and costs and the ACLL	991,431	991,099
Intangible assets	12,130	12,494
Total assets	1,830,367	1,817,524

Noninterest-bearing demand deposits	$311,382	$299,820
Interest-bearing demand and savings deposits	1,005,069	1,005,940
Time deposits	313,860	336,085
Total deposits	1,630,311	1,641,845
Total stockholders' equity	187,664	163,857

Financial Ratios
Return on average assets(1)	1.09%	0.69%
Return on average equity(1)	10.65%	7.69%
Efficiency ratio(2)	59.17%	64.87%
Average equity to average assets	10.25%	9.02%
Tangible common equity to tangible assets(3)	9.90%	8.72%

Allowance for Credit Losses on Loans
Beginning balance	$9,892	$10,262
Provision for credit losses	260	322
Charge-offs	(276)	(253)
Recoveries	171	91
Ending Balance	$10,047	$10,422

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any non-recurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,037 as of June 30, 2026 and $12,389 as of June 30, 2025. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

	As of
	June 30,	March 31,	June 30,
($ in thousands)	2026	2026	2025
Nonperforming Assets
Nonaccrual loans	$335	$344	$2,111
Total nonperforming assets	$335	$344	$2,111
Loans past due 90 days or more, and still accruing	$243	$230	$21

Asset Quality Ratios
Ratio of nonperforming loans to total loans(1)	0.03%	0.03%	0.21%
ACLL to total loans(1)	0.99%	0.98%	1.03%
Ratio of ACLL to nonperforming loans	2999.10%	2831.10%	493.70%
Loans past due 90 days or more to total loans (1)	0.02%	0.02%	0.00%

(1)
Loans are net of deferred fees and costs.

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include the net interest margin, the efficiency ratio and the ratio of tangible common equity to tangible assets. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize significant non-recurring income and expense items.

The following tables present calculations underlying non-GAAP financial measures for the three month periods indicated.

(in thousands)	Three Months Ended
Net Interest Margin, FTE	June 30, 2026	March 31, 2026	June 30, 2025
Interest income (GAAP)	$19,454	$18,941	$18,536
Add: FTE adjustment	249	256	213
Interest income, FTE (non-GAAP)	19,703	19,197	18,749
Interest expense (GAAP)	6,404	6,318	7,546
Net interest income, FTE (non-GAAP)	$13,299	$12,879	$11,203
Average balance of interest-earning assets	$1,777,146	$1,749,925	$1,758,449
Net interest margin	3.00%	2.98%	2.56%

(in thousands)	Three Months Ended
Efficiency Ratio	June 30, 2026	March 31, 2026	June 30, 2025
Noninterest expense (GAAP)	$9,302	$9,328	$10,582
Less: core system conversion expense	–	–	(1,977)
Adjusted noninterest expense (non-GAAP)	$9,302	$9,328	$8,605
Noninterest income (GAAP)	$2,646	$2,679	$2,279
Less: realized securities loss, net	6,549	–	–
Less: gain on sale of investment	(6,566)	–	–
Adjusted noninterest income (non-GAAP)	$2,629	$2,679	$2,279
Net interest income, FTE (non-GAAP)	13,299	12,879	11,203
Total income for efficiency ratio (non-GAAP)	$15,928	$15,558	$13,482
Efficiency ratio	58.40%	59.96%	63.83%

(in thousands)	Three Months Ended
	June 30,	March 31,	June 30,
Annualized Net Income for Ratio Calculation	2026	2026	2025
Net income per GAAP	$5,029	$4,981	$2,289
Less: expense (income) not annualized:
Partnership income (loss) net of tax of ($49) and $8 for the periods ended March 31, 2026 and June 30, 2025, respectively	–	(184)	31
Gain on sale of investment, net of tax of ($1,379) for the period ended June 30, 2026	(5,187)	–	–
Realized securities loss, net of tax of $1,375 for the period ended June 30, 2026	5,174	–	–
Core system conversion expense, net of tax of $415 for the period ended June 30, 2025	–	–	1,562
Total non-annualized items	(13)	(184)	1,593
Adjusted net income	5,016	4,797	3,882
Adjusted net income, annualized	$20,119	$19,455	$15,571
Add: total non-annualized items	13	184	(1,593)
Annualized net income for ratio calculation (non-GAAP)	$20,132	$19,639	$13,978
Return on average assets (GAAP)	1.10%	1.11%	0.51%
Adjusted return on average assets (non-GAAP)	1.09%	1.08%	0.77%
Return on average equity (GAAP)	10.66%	10.88%	5.50%
Adjusted return on average equity (non-GAAP)	10.64%	10.57%	8.37%

The following tables present calculations underlying non-GAAP financial measures for the six month periods indicated.

	Six Months Ended June 30,
Net Interest Margin, FTE	2026	2025
Interest income (GAAP)	$38,395	$36,734
Add: FTE adjustment	506	421
Interest income, FTE (non-GAAP)	38,901	37,155
Interest expense (GAAP)	12,722	15,493
Net interest income, FTE (non-GAAP)	$26,179	$21,662
Average balance of interest-earning assets	$1,763,611	$1,762,525
Net interest margin (non-GAAP)	2.99%	2.48%

	Six Months Ended June 30,
Efficiency Ratio	2026	2025
Noninterest expense (GAAP)	$18,630	$19,215
Less: core system conversion expense	-	(2,023)
Adjusted noninterest expense (non-GAAP)	$18,630	$17,192
Noninterest income (GAAP)	$5,325	$4,839
Less: gain on sale of equity investment	(6,566)	-
Less: loss on sale of securities, net	6,549	-
Adjusted noninterest income (non-GAAP)	5,308	4,839
Net interest income, FTE (non-GAAP)	26,179	21,662
Total income for efficiency ratio (non-GAAP)	$31,487	$26,501
Efficiency ratio (non-GAAP)	59.17%	64.87%

(in thousands)	Six Months Ended
Annualized Net Income for Ratio Calculation	June 30, 2026	June 30, 2025
Net income per GAAP	$10,010	$5,525
Less: expense (income) not annualized:
Partnership income net of tax of ($49) and ($44) for the periods ended June 30, 2026 and 2025, respectively	(184)	(166)
Gain on sale of investment, net of tax of ($1,379) for the period ended June 30, 2026	(5,187)	–
Realized securities loss, net of tax of $1,375 for the period ended June 30, 2026	5,174	–
Core system conversion expense, net of tax of $425 for the period ended June 30, 2025	–	1,598
Total non-annualized items	(197)	1,432
Adjusted net income	$9,813	$6,957
Adjusted net income, annualized	$19,789	$14,029
Add: total non-annualized items	197	(1,432)
Annualized net income for ratio calculation (non-GAAP)	$19,986	$12,597
Return on average assets (GAAP)	1.10%	0.61%
Adjusted return on average assets (non-GAAP)	1.09%	0.69%
Return on average equity (GAAP)	10.76%	6.80%
Adjusted return on average equity (non-GAAP)	10.65%	7.69%

The following table presents calculations underlying non-GAAP financial measures as of the dates indicated.

	As of
	June 30,	March 31,	June 30,
(in thousands)	2026	2026	2025
Tangible Assets
Total assets (GAAP)	$1,832,700	$1,828,993	$1,805,980
Less: goodwill and intangible assets	(12,037)	(12,121)	(12,389)
Tangible assets (non-GAAP)	$1,820,663	$1,816,872	$1,793,591

Tangible Common Equity
Total stockholders' equity (GAAP)	$192,231	$187,398	$168,736
Less: goodwill and intangible assets	(12,037)	(12,121)	(12,389)
Tangible common equity (non-GAAP)	$180,194	$175,277	$156,347